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                                                                     EXHIBIT 4.1

                                    [LOGO]

               Organized under the laws of the State of Delaware
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                            ASIAINFO HOLDINGS, INC.
                                 Common Stock
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           Authorized Shares 50,000,000 - Par value $0.01 Per Share

This certifies that __________________________ is the registered holder of __________________________________ Shares of the fully paid and non-assessable Capital Stock of ASIAINFO HOLDINGS, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

     this ______________ day of ________________ A.D. ________________


___________________________         [SEAL]      ______________________________
                  Secretary                                       President